Exhibit 99.1
New Relic Announces First Quarter Fiscal Year 2023 Results
First quarter revenue increased 20% year-over-year to $216 million
San Francisco – August 4, 2022 – New Relic, Inc. (NYSE: NEWR), the observability company, today announced financial results for the first quarter of fiscal year 2023.
“Q1 was a strong start for New Relic as we beat both top and bottom line expectations," said New Relic CEO Bill Staples. "We continue to execute well against the four priorities we articulated on the last earnings call, and we are updating guidance to reflect our added focus on achieving non-GAAP profitability for the full year.”
First Quarter Fiscal Year 2023 Financial Highlights:

•Revenue of $216 million, compared to $180 million for the first quarter of fiscal 2022.
•GAAP gross margin of 71% and non-GAAP gross margin of 73%.
•GAAP loss from operations was $(56) million, compared to $(74) million for the first quarter of fiscal 2022.
•Non-GAAP loss from operations was $(17) million, compared to $(16) million for the first quarter of fiscal 2022.
•Cash, cash equivalents and short-term investments were $867 million at the end of the first quarter of fiscal 2023, compared with $829 million at the end of the fourth quarter of fiscal 2022.
Key Operating Metrics*:

	Jun-21	Sep-21	Dec-21	Mar-22	Jun-22
	1Q22	2Q22	3Q22	4Q22	1Q23
Active Customer Accounts	14,100	14,300	14,600	14,800	15,100
Active Customer Accounts >$100,000	964	1,011	1,064	1,099	1,137
Percentage of Revenue from Active Customer Accounts >$100,000	79%	81%	81%	82%	83%
Net Revenue Retention Rate (NRR)	111%	112%	116%	119%	120%
* Beginning with the first quarter of fiscal 2022, we introduced new key operating metrics and changed the methodology we use to count customer accounts. Total customer accounts are now aggregated at the parent hierarchy level and include any account for which we have recognized any revenue in the fiscal quarter. Please refer to the appendix for the definitions of these new key operating metrics.

Recent Business Highlights:
•Announced multi-year commercial partnership with Microsoft Azure including product integrations, adding New Relic to the Azure Marketplace and enabling Azure customers to use credits to buy New Relic Products. [https://ir.newrelic.com/press-releases/Press-Release-Details/2022/New-Relic-Announces-Product-Integrations-and-Multi-Year-Commercial-Partnership-with-Microsoft-Azure/default.aspx]
•Named a Leader in the 2022 Gartner Magic Quadrant for Application Performance Monitoring and Observability for the 10th consecutive time. [https://ir.newrelic.com/press-releases/Press-Release-Details/2022/New-Relic-Named-a-Leader-in-the-2022-Gartner-Magic-Quadrant-for-APM-and-Observability-for-10th-Consecutive-Time/default.aspx]
•Appointed Pali Bhat, Kevin Galligan, and Susan Arthur to the Board of Directors and elevated David Henshall, the former CEO and CFO of Citrix, to Audit Committee Chair. [https://ir.newrelic.com/press-releases/Press-Release-Details/2022/New-Relic-Adds-Board-Members-as-Part-of-Ongoing-Board-Refresh/default.aspx]
•Expanded Instant Observability ecosystem which now offers almost 500 integrations to empower every engineer to get started with observability in minutes. [https://ir.newrelic.com/press-releases/Press-Release-Details/2022/New-Relic-Expands-Instant-Observability-Ecosystem/default.aspx]
•Achieved HITRUST certification for New Relic’s observability platform, meeting industry-defined regulations to secure patient Protected Health Information (PHI) when managing telemetry data. [https://ir.newrelic.com/press-releases/Press-Release-Details/2022/New-Relic-Achieves-HITRUST-Certification-for-Its-Observability-Platform/default.aspx]
•Launched agentless monitoring for SAP Solutions, empowering IT teams to better support business operations by harnessing SAP data sources, enabling faster root cause analysis. [https://ir.newrelic.com/press-releases/Press-Release-Details/2022/New-Relic-Launches-Agentless-Monitoring-for-SAP-Solutions/default.aspx]
Outlook:
•Second Quarter Fiscal 2023 Outlook:
◦Revenue between $219 million and $224 million, representing year-over-year growth of approximately 12% and 14%.
◦Non-GAAP loss from operations between $(3) million and $(5) million.
◦Non-GAAP net loss attributable to New Relic per diluted share between $(0.04) and $(0.07).
•Full-Year Fiscal 2023 Outlook:
◦Revenue between $920 million and $930 million, representing year-over-year growth of approximately 17% and 18%.
◦Non-GAAP income from operations between $5 million and $10 million.
◦Non-GAAP net income attributable to New Relic per diluted share between $0.10 and $0.17.
New Relic has not reconciled its expectations as to non-GAAP loss from operations or non-GAAP net loss per diluted share to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense, lawsuit litigation cost and other expense, employer payroll taxes on equity incentive plans and gain or loss from lease modification. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.
Conference Call and Investor Letter Details:
•What: New Relic financial results for the first quarter of fiscal year 2023 and outlook for the second quarter and the full year of fiscal 2023.
•When: August 4, 2022 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)

•Dial in: To access the call in the United States, please dial (646) 904-5544, and for international callers, please dial (929) 526-1599. Callers may provide conference ID 673873 to access the call more quickly, and are encouraged to dial into the call at least 15 minutes prior to the start to prevent any delay in joining.
•Webcast: http://ir.newrelic.com (live and replay)
•Investor Letter: Available at http://ir.newrelic.com
•Replay: Following the completion of the call through 11:59 PM Eastern Time on August 11, 2022, a telephone replay will be available by dialing (866) 813-9403 from the United States or +44-204-525-0658 internationally with conference ID 283140.
About New Relic
As a leader in observability, New Relic empowers engineers with a data-driven approach to planning, building, deploying, and running great software. New Relic delivers the only unified data platform that empowers engineers to get all telemetry—metrics, events, logs, and traces—paired with powerful full stack analysis tools to help engineers do their best work with data, not opinions. Delivered through the industry’s first usage-based consumption pricing that’s intuitive and predictable, New Relic gives engineers more value for the money by helping improve planning cycle times, change failure rates, release frequency, and mean time to resolution. This helps the world’s leading brands including American Red Cross, Australia Post, Banco Inter, Chegg, Gojek, Signify Health, TopGolf, World Fuel Services (WFS), and Zalora improve uptime, reliability, and operational efficiency to deliver exceptional customer experiences that fuel innovation and growth. Uncover the ‘why’ with New Relic at www.newrelic.com.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding: New Relic’s future financial performance, including its outlook on financial results for the second quarter and the full year of fiscal 2023, such as revenue, non-GAAP loss from operations, non-GAAP net loss attributable to New Relic per diluted share, accelerating revenue growth and non-GAAP profitability in fiscal 2023, relationship between data ingest, profitable growth and value creation in the long-term, non-GAAP gross margins in the second quarter and full year fiscal 2023, potential trends in commitments and consumption over commitments going forward, anticipated market growth rates in the intermediate term, anticipated impacts of the macroeconomic environment on New Relic’s business, New Relic's intent to improve operating margins, data ingest trends in the intermediate term, New Relic’s competitive advantage obtained by its new data-centric approach, New Relic’s expectation that near term investments will improve internal execution efficiency, New Relic's efforts to drive breadth and depth of adoption across our customer base. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to determine optimal prices for its products and the potential challenges presented by New Relic’s evolving pricing models; macroeconomic conditions; the effect of the COVID-19 pandemic on New Relic’s business and on global economies and financial markets generally; New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; the dependence of New Relic’s business on its customers remaining on its platform and increasing their spend with New Relic; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; the dependence on customers expanding their use of New Relic’s products beyond the current predominant use cases; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions; privacy concerns, including changes in privacy laws and regulations, which could result in additional cost and liability to New Relic or inhibit sales; New Relic’s ability to effectively compete in intensely competitive markets and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; fluctuation of New Relic’s quarterly results; New

Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; New Relic’s dependence on SaaS technologies and related services from third parties; defects or disruptions in New Relic’s products; estimates or judgments relating to New Relic’s critical accounting policies; the expense and complexity of New Relic’s ongoing and planned investments in cloud hosting providers and expenditures on transitioning its services and customers from its data center hosting facilities to public cloud providers; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; risks related to the acquisition and integration of businesses or technologies; risks related to sales to government entities and highly regulated organizations; certain risks associated with incurring indebtedness, including risks related to servicing New Relic’s convertible senior notes and related capped call transactions; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).
Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release and in the earnings call referencing this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and subsequent filings. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.
All information provided in this press release and in the earnings call is as of the date hereof and New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this press release and the earnings call referencing this press release: non-GAAP loss from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net loss attributable to New Relic, non-GAAP net loss attributable to New Relic per diluted share, non-GAAP net loss attributable to New Relic per basic share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. In addition, New Relic’s bonus plan for eligible employees and executives is based in part on non-GAAP loss from operations. New Relic believes these non-GAAP financial measures are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
New Relic defines non-GAAP loss from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net loss attributable to New Relic, non-GAAP net loss attributable to New Relic per diluted share and non-GAAP net loss attributable to New Relic per basic share as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) employer payroll tax expense on equity incentive plans, (5) amortization of debt discount and issuance costs, (6) the transaction costs related to acquisitions, (7) lawsuit litigation cost and other expense, (8) gain or loss from lease modification, (9) adjustment to redeemable non-controlling interest, and (10) restructuring charges. Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss attributable to New Relic divided by weighted-average shares used to compute net loss attributable to New Relic per share, basic and diluted, with the number of weighted-average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 0.50% Convertible Senior Notes due 2023 issued in May 2018. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures and minus capitalized software. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of purchased intangibles. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.
Amortization of debt discount and issuance costs. In May 2018, New Relic issued $500.25 million of convertible senior notes due in 2023, which bear interest at an annual fixed rate of 0.50%. The effective interest rate of the convertible senior notes was approximately 5.74%. Effective April 1, 2021 New Relic adopted ASU No. 2020-06, Accounting for Convertible Instruments and Contract on an Entity’s Own Equity. As a result of the adoption, the debt conversion option and debt issuance costs previously attributable to the equity component are no longer presented in equity. Similarly, the debt discount, which was equal to the carrying value of the embedded conversion feature upon issuance, is no longer amortized into income as interest expense over the life of the instrument. The debt issuance costs were amortized as interest expense. The expense for the amortization of debt issuance costs is a non-cash item, and New Relic believes the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Transaction costs related to acquisitions. New Relic may from time to time incur direct transaction costs related to acquisitions. New Relic believes it is useful to exclude such charges because it does not consider such amounts to be part of the ongoing operation of New Relic’s business.
Lawsuit litigation cost and other expense. New Relic may from time to time incur charges or benefits related to litigation that are outside of the ordinary course of New Relic’s business. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.
Gain or loss from lease modification. New Relic may incur a gain or loss from modification related to lease agreements. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of benefit or charge from such events.

Adjustment to redeemable non-controlling interest. New Relic adjusts the value of redeemable non-controlling interest in connection with its joint venture in New Relic K.K. New Relic believes it is useful to exclude the adjustment to redeemable non-controlling interest because it may not be indicative of future operating results and that investors benefit from an understanding of the company’s operating results without giving effect to this adjustment.
Restructuring charges. In April 2021, New Relic commenced a restructuring plan to realign its cost structure to better reflect significant product and business model innovation over the past 12 months. As a result of the restructuring plan, New Relic incurred charges of approximately $12.6 million for employee terminations and other costs associated with the restructuring plan. Most of these charges consisted of cash expenditures and stock-based compensation expense and were recognized in the first quarter of fiscal 2022. New Relic believes it is appropriate to exclude the restructuring charges because it is not indicative of its future operating results.
Anti-dilutive impact of capped call transactions. In connection with the issuance of its convertible senior notes due in 2023, New Relic entered into capped call transactions to offset potential dilution from the embedded conversion feature in the notes. Although New Relic cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, New Relic does reflect the anti-dilutive impact of the capped call transactions in non-GAAP net loss attributable to New Relic per share, basic and diluted, to provide investors with useful information in evaluating the financial performance of the company on a per share basis.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
Active Customer Accounts. New Relic defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, aggregated at the parent hierarchy level, for which New Relic has recognized any revenue in the fiscal quarter. The number of Active Customer Accounts that is reported as of a particular date is rounded down to the nearest hundred.
Number of Active Customer Accounts with Revenue Greater than $100,000. As a measure of New Relic’s ability to scale with its customers and attract large enterprises to its platform, New Relic counts the number of Active Customer Accounts for which it has recognized greater than $100,000 in revenue in the trailing 12-months.
Percentage of Revenue from Active Customer Accounts Greater than $100,000. New Relic also looks at its percentage of overall revenue it receives from its Active Customer Accounts with revenue greater than $100,000 in any given quarter as an indicator of its relative performance when selling to New Relic’s large customer relationships or its smaller revenue accounts.
Net Revenue Retention Rate (“NRR”). NRR monitors the growth in use of New Relic’s platform by its existing active customer accounts and allows New Relic to measure the health of its business and future growth prospects. To calculate NRR, New Relic first identifies the cohort of Active Customer Accounts that were Active Customer Accounts in the same quarter of the prior fiscal year. Next, New Relic identifies the measurement period as the 12-month period ending with the period reported and the prior comparison period as the corresponding period in the prior year. NRR is the quotient obtained by dividing the revenue generated from a cohort of Active Customer Accounts in the measurement period by the revenue generated from that same cohort in the prior comparison period.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.

Investor Contact
Peter Goldmacher
New Relic, Inc.
503-336-9280
IR@newrelic.com
Media Contact
New Relic, Inc
PR@newrelic.com

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,
	2022	2021
Revenue	$216,459	$180,484
Cost of revenue	63,893	59,264
Gross profit	152,566	121,220
Operating expenses:
Research and development	64,769	48,730
Sales and marketing	104,420	102,813
General and administrative	39,030	43,565
Total operating expenses	208,219	195,108
Loss from operations	(55,653)	(73,888)
Other income (expense):
Interest income	1,110	938
Interest expense	(1,232)	(1,226)
Other expense	(209)	(336)
Loss before income taxes	(55,984)	(74,512)
Income tax provision (benefit)	267	(453)
Net loss	$(56,251)	$(74,059)
Net loss and adjustment attributable to redeemable non-controlling interest	6,012	(4,355)
Net loss attributable to New Relic	$(50,239)	$(78,414)
Net loss attributable to New Relic per share, basic and diluted	$(0.76)	$(1.24)
Weighted-average shares used to compute net loss per share, basic and diluted	66,421	63,339

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	June 30, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$303,493	$268,695
Short-term investments	563,831	559,984
Accounts receivable, net of allowances of $2,870 and $3,073, respectively	109,637	226,182
Prepaid expenses and other current assets	28,239	29,447
Deferred contract acquisition costs	20,903	24,058
Total current assets	1,026,103	1,108,366
Property and equipment, net	65,501	68,368
Restricted cash	5,775	5,775
Goodwill	163,677	163,677
Intangible assets, net	13,344	15,636
Deferred contract acquisition costs, non-current	6,810	10,463
Lease right-of-use assets	48,093	50,465
Other assets, non-current	5,640	4,916
Total assets	$1,334,943	$1,427,666
Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$35,260	$32,545
Accrued compensation and benefits	35,486	37,023
Other current liabilities	33,985	36,098
Convertible senior notes, net	498,256	—
Deferred revenue	332,882	398,754
Lease liabilities	10,237	11,103
Total current liabilities	946,106	515,523
Convertible senior notes, net	—	497,663
Lease liabilities, non-current	46,218	49,809
Deferred revenue, non-current	74	108
Other liabilities, non-current	17,949	20,173
Total liabilities	1,010,347	1,083,276
Redeemable non-controlling interest	15,674	21,686
Stockholders’ equity:
Common stock, $0.001 par value	67	66
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	1,152,613	1,114,221
Accumulated other comprehensive loss	(9,948)	(8,012)
Accumulated deficit	(833,547)	(783,308)
Total stockholders’ equity	308,922	322,704
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,334,943	$1,427,666

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss attributable to New Relic	$(50,239)	$(78,414)
Net loss and adjustment attributable to redeemable non-controlling interest	$(6,012)	$4,355
Net loss:	$(56,251)	$(74,059)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,868	23,025
Stock-based compensation expense	34,882	42,187
Amortization of debt discount and issuance costs	593	587
Other	(352)	(922)
Changes in operating assets and liabilities, net of acquisition of business:
Accounts receivable, net	116,545	80,550
Prepaid expenses and other assets	(147)	18
Deferred contract acquisition costs	(416)	(190)
Lease right-of-use assets	2,562	2,692
Accounts payable	2,650	4,894
Accrued compensation and benefits and other liabilities	(4,562)	(8,627)
Lease liabilities	(4,457)	(2,517)
Deferred revenue	(65,906)	(57,766)
Net cash provided by operating activities	43,009	9,872
Cash flows from investing activities:
Purchases of property and equipment	(1,294)	(2,226)
Proceeds from sale of property and equipment	943	—
Cash paid for acquisition, net of cash acquired	—	(7,192)
Purchases of short-term investments	(50,373)	(23,828)
Proceeds from sale and maturity of short-term investments	44,175	40,513
Capitalized software development costs	(3,387)	(2,860)
Net cash provided by (used in) investing activities	(9,936)	4,407
Cash flows from financing activities:
Proceeds from exercise of employee stock options	1,725	4,797
Net cash provided by financing activities	1,725	4,797
Net increase in cash, cash equivalents and restricted cash	34,798	19,076
Cash, cash equivalents and restricted cash at beginning of period	274,470	246,463
Cash, cash equivalents and restricted cash at end of period	$309,268	$265,539

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,
	2022	2021
Reconciliation of gross profit and gross margin:
GAAP gross profit	$152,566	$121,220
Plus: Stock-based compensation expense	1,344	1,072
Plus: Amortization of purchased intangibles	2,291	1,676
Plus: Amortization of stock-based compensation capitalized in software development costs	745	420
Plus: Employer payroll tax on employee equity incentive plans	48	52
Non-GAAP gross profit	$156,994	$124,440
GAAP gross margin	71%	67%
Non-GAAP adjustments	2%	2%
Non-GAAP gross margin	73%	69%
Reconciliation of operating expenses:
GAAP research and development	$64,769	$48,730
Less: Stock-based compensation expense	(13,286)	(10,964)
Less: Employer payroll tax on employee equity incentive plans	(239)	(299)
Non-GAAP research and development	$51,244	$37,467
GAAP sales and marketing	$104,420	$102,813
Less: Stock-based compensation expense	(10,583)	(11,534)
Less: Employer payroll tax on employee equity incentive plans	(168)	(245)
Less: Restructuring charges (1)	—	(11,071)
Non-GAAP sales and marketing	$93,669	$79,963
GAAP general and administrative	$39,030	$43,565
Less: Stock-based compensation expense	(9,669)	(18,617)
Less: Transaction costs related to acquisitions	—	(361)
Less: Lawsuit litigation cost and other expense	174	—
Less: Employer payroll tax on employee equity incentive plans	(297)	(217)
Less: Restructuring charges (1)	—	(1,208)
Non-GAAP general and administrative	$29,238	$23,162
Reconciliation of loss from operations and operating margin:
GAAP loss from operations	$(55,653)	$(73,888)
Plus: Stock-based compensation expense	34,882	42,187
Plus: Amortization of purchased intangibles	2,291	1,676
Plus: Transaction costs related to acquisitions	—	361
Plus: Amortization of stock-based compensation capitalized in software development costs	745	420
Plus: Lawsuit litigation cost and other expense	(174)	—
Plus: Employer payroll tax on employee equity incentive plans	752	813
Plus: Restructuring charges (1)	—	12,279
Non-GAAP loss from operations	$(17,157)	$(16,152)
GAAP operating margin	(26)%	(41)%
Non-GAAP adjustments	18%	32%
Non-GAAP operating margin	(8)%	(9)%
Reconciliation of net loss:
GAAP net loss attributable to New Relic	$(50,239)	$(78,414)
Plus: Stock-based compensation expense	34,882	42,187
Plus: Amortization of purchased intangibles	2,291	1,676
Plus: Transaction costs related to acquisitions	—	361
Plus: Amortization of stock-based compensation capitalized in software development costs	745	420
Plus: Lawsuit litigation cost and other expense	(174)	—
Plus: Employer payroll tax on employee equity incentive plans	752	813
Plus: Amortization of debt discount and issuance costs	593	587
Plus: Adjustment to redeemable non-controlling interest	(5,866)	4,395
Plus: Restructuring charges (1)	—	12,279
Non-GAAP net loss attributable to New Relic	$(17,016)	$(15,696)
Non-GAAP net loss attributable to New Relic per share:
Basic	$(0.26)	$(0.25)
Diluted	$(0.26)	$(0.25)
Shares used in non-GAAP per share calculations:
Basic	66,421	63,339
Diluted	66,421	63,339
(1) Restructuring related charge for the stock-based compensation expense of $0.5 million is included on its respective line items.

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended June 30,
	2022	2021
Net cash provided by operating activities	$43,009	$9,872
Capital expenditures	(1,294)	(2,226)
Capitalized software development costs	(3,387)	(2,860)
Free cash flow (Non-GAAP)	$38,328	$4,786
Net cash provided by (used in) investing activities	$(9,936)	$4,407
Net cash provided by financing activities	$1,725	$4,797